EXHIBIT 5.1

ROBINSON BROG LEINWAND GREENE GENOVESE & GLUCK P.C.

875 THIRD AVENUE

NEW YORK, NEW YORK 10022-0123

(212) 603-6300

FAX (212) 956-2164

July 23, 2015

NAC Global Technologies, Inc.

4720 Salisbury Road

Jacksonville, FL 32256

Ladies and Gentlemen:

We have acted as counsel to NAC Global Technologies, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333 - 200969) as amended through the date hereof (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the public offering of Units (“Units” or each a “Unit”), each Unit consisting of one share of common stock, par value $0.001 per share (each a “Share” and collectively, the “Shares”), two Series A Warrants (the “Series A Warrants”) each to purchase one share of common stock, and one Series B Warrant (the “Series B Warrant”; the Series A Warrants and the Series B Warrants, collectively, the “Warrants”) to purchase one share of common stock, as described in the Registration Statement.

In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date, (b) By-laws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and their representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that the Units, when and to the extent issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, and as described in the Registration Statement, will be validly issued, fully paid and non-assessable. The Shares, when and to the extent issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, and as described in the Registration Statement, will be validly issued, fully paid and non-assessable. The Warrants, when issued and sold by the Company and delivered by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability under the laws of the State of New York. The shares of common stock issued from time to time to upon exercise of the Warrants, when and to the extent issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the Federal laws of the United States of America, the corporate laws of the State of Nevada, and the laws of the State of New York. Accordingly, the opinions expressed herein are expressly limited to the Federal laws of the United States of America, the corporate laws of the State of Nevada, and the laws of the State of New York.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Registration Statement filed on July 23, 2015, incorporated by reference into the Registration Statement, and to the use of our name as it appears under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Robinson Brog Leinwand Greene Genovese & Gluck P.C.
Robinson Brog Leinwand Greene Genovese & Gluck P.C.